UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006 friendlyway Corporation
(Exact name of Registrant as Specified in its Charter)

Nevada	0-20317	88-0270266
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1255 Battery Street, Suite 200
San Francisco, California 94111
(Address of Principal Executive Offices including Zip Code)

(415) 288-3333
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 2, 2006, friendlyway Corporation (the “Company”) completed the acquisition of Pantel Systems, Inc., a Nevada corporation, pursuant to a Share Exchange Agreement (the “Agreement”) dated April 27, 2006 with Pantel Systems, Inc. and Kenneth J. Upcraft, its sole stockholder. The Business provides e-Banking kiosks systems and services to its customers. Under the terms of the Agreement, Mr. Upcraft has exchanged all of his shares of capital stock of Pantel Systems, Inc. for 20,000,000 shares of common stock of the Company, of which 5,000,000 shares are being held in escrow pursuant to the terms of an Escrow Agreement among the parties. The Company has assumed the liabilities of Pantel Systems, Inc. pursuant to the Agreement.

Farrand Investment Bankers acted as the financial advisor to the Company in connection with the foregoing Share Exchange Agreement and received compensation in the form of common stock of the Company in an amount equal to 5,753,635 shares.

The purchase price was determined in arms-length negotiations between the parties. The assets acquired in this acquisition include without limitation office equipment, computer hardware and software, supplies, customer accounts, contracts, permits and licenses, trade secrets and other proprietary information. The assets will continue to be used in the Company’s business.

The terms and conditions of the foregoing are more fully set forth in the Share Exchange Agreement and Escrow Agreement, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively.

The full text of a press release issued by the Company on May 2, 2006 regarding the foregoing is attached as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

On April 29, 2006, the Company entered into a Common Stock Purchase Agreement and Warrant Agreement for the sale of $350,000 of its common stock and warrants to certain purchasers. The registrant sold 2,740,000 restricted shares of its common stock at purchase prices ranging from $0.10 to $0.25 per share. Four of the five purchasers also received five-year warrants to purchase an aggregate of 2,620,000 shares of common stock at exercise prices ranging from $0.10 to $0.25 per share. The warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 10.4. The terms of the foregoing financing transaction are more fully set forth in the Common Stock Purchase Agreement attached hereto as Exhibit 10.3.

Farrand Investment Bankers acted as the financial advisor to the Company in connection with the foregoing Share Exchange Agreement and received compensation in the form of common stock of the Company in an amount equal to 5,753,635 shares.

The issuance of the shares of common stock and warrants was exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. Each of the purchasers and Farrand Investment Bankers represented to the Company its status as an “accredited investor”, as that term is defined in Rule 501 promulgated under the Securities Act. Each of the purchasers and Farrand Investment Bankers represented his or its intention to acquire such shares for investment only and not with a view to sell such shares in connection with any distribution thereof, and an appropriate restrictive legend was affixed to the stock certificates.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2006, Mr. Upcraft was appointed the Company’s President and Chief Executive Officer and a director and has entered into an Employment Agreement with the Company for his services, including a confidentiality agreement and covenant not to compete with the Company. The Employment Agreement has a term of two years and provides for annual base salary compensation in the amount of $200,000, bonus compensation and a performance award payable on an earn-out basis for a period of three years. The amount of future consideration, if any, to be paid by the Company to Mr. Upcraft under the performance award will be based on the gross profits of Pantel Systems, Inc. Mr. Upcraft is eligible to participate in the Company’s insurance, benefit and compensation plans available to employees generally, including the Company’s stock option plan. The terms of Mr. Upcraft’s employment are more fully set forth in the Employment Agreement with the Company attached hereto as Exhibit 10.2.

Since its inception in February 2005, Mr. Upcraft has served as president and chief executive of Pantel Systems, Inc. Mr. Upcraft served as president of USURF America, Inc. from April 2002 until August 2004. Mr. Upcraft served as vice president of Netbeam from February 2001 until March 2002. From June 1993 until March 2001, Mr. Upcraft operated a consultancy focused on providing professional services to telecommunications and Internet service providers, including wireless Internet access providers.

Concurrently with the appointment of Mr. Upcraft, Alexander von Welczeck has resigned as the Company’s Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following are filed as exhibits to this report on Form 8-K:

2.1	Share Exchange Agreement dated as of April 27, 2006 among friendlyway Corporation, Pantel Systems, Inc. and Kenneth J. Upcraft

10.1	Escrow Agreement among friendlyway Corporation, Kenneth J. Upcraft and Law Offices of Michael H. Hoffman, P.A., as escrow agent

10.2	Employment Agreement between friendlyway Corporation and Kenneth J. Upcraft

10.3	Form of Common Stock Purchase Agreement dated as of April 29, 2006

10.4	Form of Warrant Agreement dated as of April 29, 2006

99.1	Press release dated May 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDLYWAY CORPORATION (Registrant)

Dated: May 3, 2006

	By:	/s/ Kenneth J. Upcraft
Kenneth J. Upcraft
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibits

2.1	Share Exchange Agreement dated as of April 27, 2006 among friendlyway Corporation, Pantel Systems, Inc. and Kenneth J. Upcraft

10.1	Escrow Agreement among friendlyway Corporation, Kenneth J. Upcraft and Law Offices of Michael H. Hoffman, P.A., as escrow agent

10.2	Employment Agreement between friendlyway Corporation and Kenneth J. Upcraft

10.3	Form of Common Stock Purchase Agreement dated as of April 29, 2006

10.4	Form of Warrant Agreement dated as of April 29, 2006

99.1	Press release dated May 2, 2006